SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

___________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 14, 2003
Date of Report (Date of earliest event reported)

Trikon Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-22501	95-4054321
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Ringland Way, Newport, Gwent NP18 2TA, United Kingdom (Address of Principal Executive Offices)	(Zip Code)

44-1633-414-000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Item 5.    Other Information.

On May 14, 2003, we retained Innisfree M&A Incorporated to assist us with the solicitation of proxies for our Annual Meeting of Stockholders to be held on May 22, 2003. We agreed to pay Innisfree a fee of $20,000 plus expenses.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 15, 2003	TRIKON TECHNOLOGIES, INC.

	By:	/s/ Jihad Kiwan

Jihad Kiwan
President and Chief Executive Officer